   As filed with the Securities and Exchange Commission on December 21, 2001
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       DAISYTEK INTERNATIONAL CORPORATION
             (Exact name of Registrant as specified in its charter)


            DELAWARE                                             75-2421746
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                    1025 CENTRAL EXPRESSWAY SOUTH, SUITE 200
                               ALLEN, TEXAS 75013
                                 (972) 881-4700
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)

                                 JAMES R. POWELL
                       DAISYTEK INTERNATIONAL CORPORATION
                    1025 CENTRAL EXPRESSWAY SOUTH, SUITE 200
                               ALLEN, TEXAS 75013
                                 (972) 881-4700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             A. Michael Hainsfurther
                              R. Barton Harris, II
                         Munsch Hardt Kopf & Harr, P.C.
                               4000 Fountain Place
                                1445 Ross Avenue
                               Dallas, Texas 75202
                                 (214) 855-7500


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by the selling security holders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                                 Proposed maximum      Proposed maximum
   Title of securities           Amount to be     offering price      aggregate offering          Amount of
    to be registered              registered(1)     per share(2)            price(2)          registration fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01 per share ........        1,578,400 shares       $11.97              $18,893,448              $4,516
=================================================================================================================

(1) This registration statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low prices for Registrant's ordinary shares as reported on the Nasdaq National Market on December 17, 2001, which date was within five business days of the date of this filing.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS
Subject to completion


                                1,578,400 SHARES

                       DAISYTEK INTERNATIONAL CORPORATION

                                  COMMON STOCK


         We are registering these shares of our common stock for resale by the selling security holders identified in this prospectus, or their pledges or donees. These stockholders acquired shares directly from our company in a private placement completed on December 20, 2001. We will not receive any proceeds from the sale of these shares, although we have paid the expenses of preparing this prospectus and the related registration statement.

         The shares are being registered to permit the selling security holders to sell the shares from time to time in the public market. The selling security holders may sell this common stock through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 12.

         Our common stock is currently traded on the Nasdaq National Market under the symbol DZTK. On December 18, 2001, the last reported sales price for our common stock was $12.38 per share.

         INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.




















               The date of this Prospectus is December __, 2001.

                                TABLE OF CONTENTS

About this Prospectus .....................................................    4
Where You Can Find More Information .......................................    4
Daisytek International Corporation ........................................    5
Risk Factors ..............................................................    6
Forward-Looking Statements ................................................   10
Use of Proceeds ...........................................................   10
Selling Security Holders ..................................................   11
Plan of Distribution ......................................................   12
Legal Matters .............................................................   13


                              ABOUT THIS PROSPECTUS

     This prospectus is a part of the registration statement that we filed with the SEC. The selling security holders named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer of sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Unless otherwise indicated, all references to "Daisytek," "the Company," "we," "us" and "our" refer to Daisytek International Corporation, a Delaware corporation, and its direct and indirect subsidiaries, including Daisytek, Incorporated, which is Daisytek's primary operating subsidiary. All references to "PFSweb" refer to PFSweb, Inc., a Delaware corporation, and its subsidiaries.

     Our principal executive offices are located at 1025 Central Expressway South, Suite 200, Allen, Texas, 75013, and our telephone number is (972) 881-4700.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect, read and copy these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site (http://www.sec.gov) that makes available reports, proxy statements and other information regarding issuers that file electronically with it.

     The following documents, which we have filed with the SEC pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

      (i) Our Annual Report on Form 10-K for the year ended March 31, 2001;

     (ii) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

    (iii) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2001: and

     (iv) Our Current Reports on Form 8-K, filed with the SEC on April 6, 2001, June 1, 2001, July 2, 2001, August 9, 2001, September 4, 2001 and
          September 25, 2001.

     (iv) The description of our common stock contained in our Registration Statement on Form 8-A (Commission File No. 0-25400), as filed with the SEC pursuant to the Exchange Act on January 20, 1995, as may be amended, modified or superseded by any report or amendment filed with the SEC for the purpose of updating such description.

     All documents filed by Daisytek with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                       Daisytek International Corporation
                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
                            Attn: Investor Relations
                                 (972) 881-4700

                       DAISYTEK INTERNATIONAL CORPORATION

     Daisytek, through its wholly-owned subsidiaries, including Daisytek, Inc., is a leading global wholesale distributor of computer supplies and office products, accessories and peripherals, and professional tape products. In addition, we provide unique, value-added services such as direct marketing, merchandising and demand generation to customers worldwide. Daisytek sells thousands of consumable products in the United States, Canada, Australia, Mexico and South America to resellers, who in turn sell directly to end-users.

     Founded in 1977, Daisytek created a highly efficient, low-cost, centralized business platform that revolutionized the way computer supplies are distributed. We began expanding this model internationally with our first move into Canada in 1989, Mexico in 1994, Australia in 1996 and Argentina in 2000, and have made an investment in Europe in 2001. Earlier this year we reacquired from a former subsidiary, PFSweb, our "superhub" distribution center in Memphis, Tennessee. Our centralized distribution model enables us to manage inventory more effectively and operate with a much lower cost structure than our major national competitors, who use a high-cost, decentralized approach. In May 2000, through the acquisition of B.A. Pargh Company, LLC, we entered the office products industry. Our plan is to apply our low-cost distribution model to gain significant market share in office products, as we did through the 1990s in computer supplies. By entering the office products category, we have approximately doubled our addressable market.

     Our business includes two broad product segments: (1) computer and office supplies and (2) professional tape products. The computer and office supplies segment distributes more than 20,000 products, including such items as toner and inkjet cartridges, diskettes, data cartridges and other supplies for inkjet and laser printers, copiers and fax machines, as well as traditional office products. This segment markets and sells internationally known, name brand products from such top manufacturers as Apple, Avery Denison, Canon, Hewlett-Packard, IBM, Lexmark, Sanford, Sharp, Smead and Sony to over 50,000 customer locations. Customers include computer supply specialists, contract stationers, office products dealers, consumer channel retailers, including drug and grocery stores, other retailers and value added resellers (VARs) and other independent resellers who resell the products to end-users. This segment also includes VirtualDemand, a wholly owned subsidiary that provides database management, outbound telemarketing, inbound customer support and e-marketing on a fee basis to our large manufacturer and reseller partners, such as Costco Wholesale Corporation, Dell Computer Corporation, Hewlett-Packard Company's Business Store, OfficeMax, Inc. (OfficeMax.com) and Sam's Club (Samsclub.com). Our professional tape products segment distributes media and film to the entertainment, broadcast news, motion picture and multimedia industries throughout the United States.

                                  RISK FACTORS

     This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere in this prospectus and in any other documents incorporated by reference.

     Before purchasing any of the shares covered by this prospectus, you should carefully read and consider the risk factors set forth below. You should be prepared to accept the occurrence of any and all of the risks associated with purchasing the shares, including a loss of all of your investment.

RISKS RELATED TO OUR BUSINESS

WE FACE COMPETITION FROM MANY SOURCES THAT COULD ADVERSELY AFFECT OUR BUSINESS.

     We operate in a highly competitive environment. Our current and potential competitors include:

     o national, regional and specialty wholesalers of technology products and consumables;

     o large hardware wholesalers who sell supplies as an ancillary product line; and

     o    manufacturers wishing to sell direct to resellers or end-users.

     Some of these competitors are larger than we are and have greater financial and other resources available to them than we do. We cannot assure you that we can continue to compete successfully against these or other competitors in the future. In addition, increased competition in the business products industry, together with increased advertising, has heightened price awareness among end users. This heightened price awareness has led to margin pressure on business products. In the event that this trend continues, our business, financial condition and results of operations could be adversely affected.

THE LOSS OF KEY SUPPLIERS AND/OR SHIPPING COMPANIES COULD ADVERSELY AFFECT OUR BUSINESS.

     We depend on our suppliers to provide us with the products and services we need to serve our customers. Our agreements with our suppliers are generally terminable at any time or on short notice, with or without cause, and, while we consider our relationships with our suppliers to be good, we cannot assure you that any or all of our relationships will not be terminated or that such relationships will continue as presently in effect. Foreign-sourced product may be impacted by macroeconomic or international events. Termination of such relationships or changes by our suppliers in their policies regarding wholesale distributors or volume discount schedules, other marketing programs applicable to us or product pricing generally may have a material adverse effect on our business. In addition, we rely on strategic product shipping relationships to ship our products from our distribution centers to our customers. Loss of any of these relationships could reduce our ability to deliver our products to our customers on a timely basis and material changes in delivery terms and pricing could adversely affect our business, financial condition and results of operations.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY A SYSTEMS OR EQUIPMENT FAILURE.

     Our business depends upon the reliability of our systems and equipment, some of which is operated by third parties. Although we have disaster recovery plans in place, sustained or repeated system failures could significantly impair our ability to take orders and reduce the traffic on our website. We may, from time to time, experience interruptions due to several factors including hardware failures, unsolicited bulk e-mail and operating system failures. If delays or interruptions continue to occur, our reputation may be impaired, our customers could perceive our network as being unreliable, traffic on our website could deteriorate, customers may become less inclined to purchase from us, and our brand could be adversely affected. Any failure on our part to minimize or prevent capacity constraints or system interruptions could have an adverse effect on our business, financial condition and results of operations.

WE DEPEND ON THE CONTINUED OPERATION OF OUR DISTRIBUTION AND FULFILLMENT CENTER IN MEMPHIS, TENNESSEE.

     We conduct a significant amount of our distribution and fulfillment operations and our order processing and fulfillment functions from our facility in Memphis, Tennessee. Any disruption in the operations at our Memphis distribution and fulfillment center for any reason, including due to damage from fire, natural disaster, power loss, telecommunications failure or similar events, could cause us to be unable to fulfill orders. This failure could cause us to lose customers, would harm our business and would lead to a decline in revenues. Additionally, we operate regional sales and distribution centers in Toronto, Ontario; Vancouver, British Columbia; Mexico City and Monterrey, Mexico; Sydney, Brisbane and Perth, Australia; and Buenos Aires, Argentina and other regional facilities in the United States. To the extent we open additional distribution facilities in the future, we may face significant logistical and inventory management issues. We cannot assure you that we will be able to successfully manage these issues in the future or that we will be able to deal effectively with a disruption in the operation of our Memphis facility.

A SIGNIFICANT PORTION OF OUR BUSINESS IS CONDUCTED IN FOREIGN COUNTRIES, EXPOSING US TO ADDITIONAL RISKS.

     A significant portion of our operations is conducted in foreign countries and we have recently made a strategic investment in Europe. There are several risks inherent in doing business internationally, including:

     o    changing regulatory requirements;

     o legal uncertainty regarding foreign laws, tariffs and other trade barriers;

     o    political instability;

     o    potentially adverse tax consequences;

     o    foreign currency fluctuations; and

     o    cultural differences.


      Any one or more of these factors may materially and adversely affect our business, financial condition and results of operations in a number of ways, such as increased costs, operational difficulties and reduction in revenue and may affect the carrying value of our investments.

CHANGING MANUFACTURERS' PRICES AND PRICE FLUCTUATIONS DUE TO INFLATIONARY AND OTHER MARKET CONDITIONS COULD ADVERSELY IMPACT OUR NET SALES, GROSS MARGINS AND NET INCOME.

     We maintain substantial inventories to accommodate the prompt service and delivery requirements of our customers. Accordingly, we purchase our products on a regular basis in an effort to maintain our inventory at levels that we believe to be sufficient to satisfy the anticipated needs of our customers based upon historic buying practices and market conditions. Although we have historically been able to pass through manufacturers' price increases to our customers on a timely basis, competitive conditions will influence how much of future price increases can be passed on to our customers. Conversely, when manufacturers' prices decline, lower sales prices could result in lower margins as we sell existing inventory. Changes in the prices paid by us for our products therefore could have a material adverse effect on our business, financial condition and results of operations, including our net sales, gross margins and net income, and the timing of such changes throughout the year could adversely impact quarterly results.

A BREACH OF OUR E-COMMERCE SECURITY MEASURES COULD REDUCE DEMAND FOR OUR
SERVICES.

     We offer several products through our SOLOnet service on our website and may offer additional products in the future. Advances in computer capabilities and new discoveries in the field of cryptography may compromise the security measures we use to protect our website, access to our databases, and transmissions to and from our website. A party who is able to circumvent our security measures could misappropriate proprietary information or interrupt our operations. Any compromise or elimination of our security could reduce demand for our services.

     We may be required to expend significant capital and other resources to protect against security breaches or to address any problem they may cause. Because our activities involve the storage and transmission of proprietary information, such as credit card numbers, security breaches could damage our reputation and expose us to litigation and possible liability. Our security measures may not prevent security breaches and failure to prevent security breaches may disrupt our operations.

WE MAY ENGAGE IN FUTURE ACQUISITIONS OR INVESTMENTS THAT COULD DILUTE OUR EXISTING STOCKHOLDERS, CAUSE US TO INCUR SIGNIFICANT EXPENSES OR HARM OUR BUSINESS.

     Our growth strategy is dependent to a substantial degree on our ability to effect acquisitions. Some of our major competitors have similar acquisition strategies, and the office products distribution industry is consolidating rapidly. As a result, there is substantial competition for suitable acquisition candidates in many markets. We are continuously engaged in the pursuit of acquisitions and investments and are currently in discussions with several acquisition and investment candidates, both domestic and foreign. Future acquisitions or investments by us could result in risks such as the following:

     o    we may be exposed to unknown liabilities of acquired companies;

     o our acquisition and integration costs may be higher that we anticipated and may cause our quarterly and annual operating results to fluctuate;

     o we may experience difficulty and expense in assimilating the operations and personnel of the acquired businesses, disrupting our business and diverting management's time and attention;

     o we may be unable to integrate or complete the development and application of acquired technology;

     o we may experience difficulties in establishing and maintaining uniform standards, controls, procedures and policies;

     o our relationships with key customers of acquired businesses may be impaired due to changes in management and ownership of the acquired businesses;

     o    we may be unable to retain key employees of the acquired businesses;

     o we may incur amortization expenses if an acquisition results in significant identifiable intangible assets with finite lives; and

     o our stockholders may be diluted if we pay for the acquisition with equity securities.

     Any of these factors could harm our business, financial condition and results of operations. In addition, we cannot assure you that we will be able to acquire other computer supplies and office products businesses on terms favorable to us, that acquired companies will perform as anticipated, or that investments will permanently retain their value.

OUR CREDIT FACILITIES IMPOSE RESTRICTIONS WITH RESPECT TO VARIOUS BUSINESS MATTERS.

     Our credit agreements contain numerous restrictive covenants that limit the discretion of management with respect to certain business matters. These covenants place significant restrictions on, among other things, our ability to incur additional indebtedness, to create liens or other encumbrances, to pay dividends or make other payments in respect of our capital stock, to engage in transactions with affiliates, to make certain payments and investments and to merge or consolidate with another entity. The credit agreements also contain a number of financial covenants that require us to meet certain financial ratios and tests. A failure to comply with the obligations in the credit agreements could result in an event of default under the credit agreements, which, if not cured or waived, could permit acceleration of the indebtedness thereunder and acceleration of indebtedness under other instruments that may contain cross-acceleration or cross-default provisions, any of which could have a material adverse effect on our business, financial condition and results of operations.

OUR QUARTERLY OPERATING RESULTS MAY BE SUBJECT TO SIGNIFICANT FLUCTUATION.

     Our operating results may fluctuate from quarter to quarter as a result of any of the following:

     o    the mix of products and services sold;

     o    pricing actions of our competitors and us;

     o    pricing actions of our freight providers;

     o    pricing actions of manufacturers;

     o    seasonality;

     o    accounts receivable collectibility issues;

     o    charges associated with acquisitions and investments; and

     o events such as those on September 11, 2001 disrupting domestic and international business and trading environments.

     Most of our operating expenses, such as rent expense, depreciation and amortization expense, and employee salaries, do not vary directly with the amount of our sales and are difficult to adjust in the short term. As a result, if our sales in a particular quarter are below expectations for that quarter, we may not proportionately reduce operating expenses for that quarter, and therefore any sales shortfall would have a disproportionate effect on our net income for the quarter.

WE ARE DEPENDENT ON OUR KEY PERSONNEL, AND WE NEED TO HIRE AND RETAIN SKILLED PERSONNEL TO SUSTAIN OUR BUSINESS.

     Our performance is highly dependent on the continued services of our executive officers and other key personnel, the loss of any of whom could materially adversely affect our business. We currently do not have employment agreements with our executive officers and key personnel. In addition, we need to attract and retain other highly-skilled technical and managerial personnel for whom there is intense competition. We cannot assure you that we will be able to attract and retain the personnel necessary for the continuing growth of our business. Our inability to attract and retain qualified technical and managerial personnel would materially adversely affect our ability to maintain and grow our business.

OUR CERTIFICATE OF INCORPORATION, OUR BYLAWS AND DELAWARE CORPORATE LAW MAKE IT DIFFICULT FOR A THIRD PARTY TO ACQUIRE US, DESPITE THE POSSIBLE BENEFIT TO OUR STOCKHOLDERS.

     Provisions of our certificate of incorporation, our bylaws and Delaware General Corporate Law, as well as our share rights purchase plan and change in control agreements we have with various Daisytek executives, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. For example, our certificate of incorporation provides for a classified board of directors, meaning that only approximately one-third of our directors will be subject to re-election at each annual stockholder meeting. Our certificate of incorporation also permits our Board of Directors to issue one or more series of preferred stock which may have rights and preferences superior to those of the common stock. The availability to issue preferred stock could have the effect of delaying or preventing a third party from acquiring us. In addition, we have a share rights purchase plan pursuant to which preferred stock will be issued upon the occurrence of certain triggering events, including a change in control of Daisytek (defined as a person or group acquiring, or announcing a tender offer to acquire, 15% or more of our common stock). Finally, our change in control agreements provide various benefits to our executives upon the occurrence of an acquisition or other change in control of Daisytek. These anti-takeover measures could discourage takeover attempts and could materially adversely affect the price of our stock.

THE PRICE OF OUR STOCK MAY FLUCTUATE SIGNIFICANTLY.

     The market price of our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

     o    quarterly variations in operating results;

     o    changes in financial estimates by securities analysts; and

     o announcements by us of significant contracts, acquisitions, strategic partnerships, investments, joint ventures or capital commitments.

     In addition, stock markets in general, and the Nasdaq National Market, have experienced extreme price and volume fluctuations recently. These fluctuations often have been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance.

     If our stock price proves to be volatile, we may be subject to securities class action litigation, which could result in substantial costs. In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. In the future, we may be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could adversely affect our business, financial condition and results of operations.

THE TERRORIST ATTACKS THAT TOOK PLACE IN THE UNITED STATES ON SEPTEMBER 11, 2001 AND THE RESULTING WAR ON TERRORISM ARE UNPRECEDENTED EVENTS THAT HAVE CREATED MANY ECONOMIC AND POLITICAL UNCERTAINTIES.

     The terrorist attacks that took place in the United States on September 11, 2001 and the resulting war on terrorism have adversely impacted many businesses, including ours, in some way. There could be further acts of terrorism in the United States or elsewhere that could have a similar impact. In addition, the national global responses to these terrorist attacks and the resulting war on terrorism may materially adversely affect us in ways we cannot predict at the present. Some of the possible material adverse impacts to our business include, but are not limited to: lower order levels from our customers; difficulties or delays related to our receipt or shipment of products by common carrier both within the United States and internationally; the lengthening of our sales cycles and implementations, which might result from a number of factors such as changes in security measures and disruptions to our business as a result of these changes; increased credit and business risk for customers in industries that were severely impacted by the attacks; and further instability in financial markets caused by armed hostilities or further acts of terrorism.

RISKS RELATED TO OUR INDUSTRY

CONSOLIDATION IN THE BUSINESS PRODUCTS INDUSTRY COULD ADVERSELY AFFECT OUR BUSINESS.

     Consolidation continues throughout all levels of the business products industry. Consolidation has resulted in (a) an increased ability of resellers and end-users to buy goods directly from manufacturers on their own or through their participation in buying groups, (b) the ability of larger resellers who grow primarily through acquisitions to qualify for larger volume rebates than the acquired companies would have qualified for on a stand-alone basis and (c) fewer independent resellers to purchase from wholesalers. In addition, over the last decade, office products superstores (which largely buy directly from manufacturers) have entered virtually every major metropolitan market. Continuing consolidation could adversely affect our business, financial condition and results of operations.

OUR MARKET IS SUBJECT TO RAPID CHANGE AND TO COMPETE WE MUST CONTINUALLY ENHANCE OUR SYSTEMS TO COMPLY WITH EVOLVING STANDARDS.

     To remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our services and the underlying network infrastructure. If we are unable to adapt to changing market conditions, client requirements or emerging industry standards, our business could be adversely affected. We must continue to address the increasingly sophisticated and varied needs of our clients and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

OUR INDUSTRY IS SUBJECT TO SEASONALITY AND END-USER DEMANDS MAY CHANGE RAPIDLY.

     Although historically we have experienced our greatest sequential quarter revenue growth in our fourth fiscal quarter, our management has not been able to determine the specific or, if any, seasonal factors that may cause quarterly variability in operating results. Our management believes, however, that factors that may influence quarterly variability include the overall growth in the computer and office supplies industry and shifts in demand for our computer and office supplies products due to a variety of factors, including sales increases resulting from the introduction of new products. We generally experience a relative slowness in sales during the summer months, which may adversely affect our first and second fiscal quarter results in relation to sequential quarter performance. Any impact upon sales during this peak season could have a disproportionate effect on our results of operations for the full year.

     In addition, our sales and profitability are largely dependent on our ability to continually enhance our product offerings in order to meet changing end-user demands. End-users' traditional demands for business products have changed over the last several years as a result of, among other things, the widespread use of computers and other technological advances (resulting in the reduction in use of traditional office products), efforts by various businesses to establish "paperless" work environments, increased recycling efforts and a trend toward non-traditional offices (such as home offices). Our ability to continually monitor and react to such trends and changes in end-user demands will be necessary to avoid adverse effects on our sales and profitability. In addition, our business, financial condition and results of operations could be adversely affected if and to the extent that end-user demand for a broad product selection or the need for overnight delivery were to diminish substantially or end-user demand for a higher proportion of low margin products were to increase substantially.

WE OPERATE IN AN UNCERTAIN REGULATORY AND LEGAL ENVIRONMENT. NEW LAWS AND REGULATIONS COULD HARM OUR BUSINESS.

     Our business is either subject to or may be affected by current and future governmental regulation in many different jurisdictions. These rules, regulations, policies and procedures are constantly subject to change. Our business could suffer depending on the extent to which our activities are regulated or proposed to be regulated. Various jurisdictions already have enacted laws covering intellectual property, privacy and taxation that could affect our business. If we become subject to claims that we have violated any laws, even if we successfully defend against these claims, our business could suffer. Moreover, new laws that impose restrictions on our ability to follow current business practices or increase our costs of doing business could adversely effect our business, financial condition and results of operations.


                           FORWARD-LOOKING STATEMENTS

     Certain statements used in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements about the financial condition, prospects, operations and business of Daisytek are generally accompanied by words such as "anticipates," "expects," "estimates," "believes," "intends," "plans" or similar expressions. These forward-looking statements are subject to numerous risks, uncertainties and other factors, some of which are beyond the control of Daisytek that could cause actual results to differ materially from those forecasted or anticipated in such forward-looking statements.

     These risks, uncertainties and other factors include, but are not limited to:

     o    general economic conditions;

     o    industry trends;

     o    the loss of or inability to hire skilled personnel;

     o    the loss of key suppliers or customers;

     o the loss or material decline in service of strategic product shipping relationships;

     o    customer demand;

     o    product availability;

     o    competition (including pricing and availability);

     o    risks inherent in acquiring, integrating and operating new businesses;

     o    concentrations of credit risk;

     o    distribution efficiencies;

     o    capacity constraints;

     o technological difficulties, including equipment failure or a breach of our security measures;

     o    the volatility of our common stock;

     o economic and political uncertainties arising as a result of terrorist attacks;

     o    seasonality;

     o    exchange rate fluctuations; and

     o    the regulatory and trade environment (both domestic and foreign).

     Because such forward-looking statements are subject to risks, uncertainties and assumptions, you are cautioned not to place undue reliance on these forward-looking statements, which reflect management's view only as of the date of the forward-looking statement is made. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the resale shares by the security holders. All proceeds from the sale of the resale shares will be solely for the accounts of the security holders.

                            SELLING SECURITY HOLDERS

     We are registering for resale shares of our common stock held by the security holders identified below. We issued the resale shares to the security holders in a private placement transaction that was exempt from the registration requirements of the Securities Act of 1933, as amended. We are registering the shares to permit the security holders and their pledgees and donees that receive their shares from a stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate. The following table sets forth:

     o    the name of the security holders,

     o the number and percent of shares of our common stock that the security holders beneficially owned prior to the offering for resale of the shares under this prospectus,

     o the number of shares of our common stock that may be offered for resale for the account of the security holders under this prospectus, and

     o the number and percent of shares of our common stock to be beneficially owned by the security holders after the offering of the resale shares (assuming all of the offered resale shares are sold by the security holders).

     The number of shares in the column Number of Shares Being Offered represents all of the shares that each security holder may offer under this prospectus. We do not know how long the security holders will hold the shares before selling them or how many shares they will sell and we currently have no agreements, arrangements or understandings with any of the security holders regarding the sale of any of the resale shares. The shares offered by this prospectus may be offered from time to time by the security holders listed below. This table is prepared solely based on information supplied to us by the listed security holders. The number of shares used in computing percentage of ownership under Shares Beneficially Owned Prior to Offering are based on an aggregate of 17,392,215 shares of our common stock issued and outstanding on December 14, 2001, adjusted on a pro forma basis to include the 1,578,400 shares issued to the selling security holders in a private placement, and is calculated pursuant to rules promulgated by the SEC. All information regarding beneficial ownership has been furnished to the Company by the selling security holders.

                                                        Shares Beneficially      Number of Shares     Shares Beneficially
                  Security Holders                    Owned Prior to Offering    Being Offered(1)   Owned After Offering(2)
                  ----------------                   --------------------------  ----------------  --------------------------
                                                        Number       Percent                          Number       Percent
                                                     ------------  ------------                    ------------  ------------
Renaissance US Growth and Income Trust PLC                100,000             *       100,000                --             *
BFS US Special Opportunities Trust PLC                    200,000           1.1%      100,000           100,000             *
SF Capital Partners Ltd.                                  150,000             *       150,000                --             *
Lincoln Partners                                           79,600             *        79,600                --             *
New Salem Fund, L.P.                                       52,300             *        52,300                --             *
New Salem Fund QP, L.P.                                     6,500             *         6,500                --             *
Deephaven Private Placement Trading Ltd                    90,000             *        90,000                --             *
Bankers Trust Company Trustee for DaimlerChrysler
   Corp Emp. #1 Pension Plan(3)                           677,300           3.9%      332,000           345,300           2.0%
State Street Bank Custodian for GE Pension
   Trust(3)                                               722,500           4.2%      363,800           358,700           2.1%
Mellon Trust Company Trustee for NYNEX Master
   Pension Trust(3)                                       386,800           2.2%      182,200           204,600           1.2%
Capital Blue Cross(3)                                      29,300             *        15,000            14,300             *
Capital Blue Cross Retirement Plan(3)                      24,600             *        12,600            12,000             *
GE Institutional Small Cap Value Fund(3)                   38,700             *        19,500            19,200             *
GE Small Cap Value Fund(3)                                100,400             *        51,000            49,400             *
GE Investments Funds Small Cap Value Equity
   Fund(3)                                                 46,300             *        23,900            22,400             *

* represents beneficial ownership of less than one percent of our common stock.

(1) This registration statement shall also cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby as a result of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

(2) Assumes the sale of all shares offered hereby and no other purchases or sales of our common stock.

(3) Palisade Capital Management, LLC, a New Jersey limited liability company, is a registered investment advisor that has sole discretionary voting and investment authority over the accounts of its clients to which this footnote applies and the accounts of its clients not listed above. Therefore, Palisade Capital Management, LLC is deemed to be the beneficial owner of 2,027,700 shares of our common stock prior to the offering representing 11.7% of our shares of common stock and 1,027,700 shares of common stock after the offering representing 5.9% of our shares of common stock.

                              PLAN OF DISTRIBUTION

     The selling security holders may sell or distribute some or all of the shares registered hereby from time to time through underwriters, dealers, brokers or other agents or directly to one or more purchasers, including pledgees. The selling security holders may sell the shares on the Nasdaq National Market, on a national securities exchange, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices or at fixed prices, which may be changed. The selling security holders may offer and sell some or all of their shares through:

     o a block trade in which a broker-dealer or other person may resell all or part of the block, as principal or agent, in order to facilitate the transaction;

     o purchases by a broker-dealer or other person, as principal, and a subsequent resale by the broker-dealer for its account;

     o pledges of shares to a broker-dealer or other person, who may, in the event of default, purchase or sell the pledged shares; or

     o ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     In addition, selling security holders may enter into option, derivative or hedging transactions with respect to the shares, and any related offers or sales of shares may be made pursuant to this prospectus. For example, the selling security holders may:

     o enter into transactions involving short sales of the shares by broker-dealers in the course of hedging the positions they assume with selling security holders;

     o sell shares short themselves and deliver the shares registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

     o write call options, put options or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares, or which they settle through delivery of the shares;

     o enter into option transactions or other types of transactions that require the selling security holder to deliver shares to a broker, dealer or other financial institution, who may then resell or transfer the shares under this prospectus; or

     o lend the shares to a broker, dealer or other financial institution, which may sell the lent shares.

     These option, derivative and hedging transactions may require the delivery to a broker, dealer or other financial institution of shares offered hereby, and such broker, dealer or other financial institution may resell such shares pursuant to this prospectus. Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and comply with the requirements of that rule.

     Brokers, dealers, agents or underwriters participating in transactions as agent may receive compensation in the form of discounts, concessions or commissions from the selling security holders (and, if they act as agent for the purchaser of the shares, from such purchaser). The discounts, concessions or commissions as to a particular broker, dealer, agent or underwriter might be in excess of those customary in the type of transaction involved.

     The selling security holders and any underwriters, brokers, dealers or agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any underwriters, brokers, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. Neither Daisytek nor the selling security holders can presently estimate the amount of such compensation.

     We will pay substantially all of the expenses incident to this offering of the shares by the selling security holders to the public other than commissions and discounts of underwriters, brokers, dealers or agents. We have agreed to indemnify the selling security holders against certain liabilities, including liabilities arising under the Securities Act, in connection with the offer and sale of the shares, and selling security holders may indemnify brokers, dealers, agents or underwriters that participate in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

     In order to comply with certain states' securities laws, if applicable, the shares will be sold in jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

     We may suspend the use of this prospectus if we learn of any event that causes this prospectus to include an untrue statement of a material fact or omit to state a material fact required to be stated in this prospectus or necessary to make the statements in this prospectus not misleading in light of the circumstances then existing. If this type of event occurs, a prospectus supplement or post-effective amendment, if required, will be distributed to each selling security holder.

     The shares offered under this prospectus represent the shares of common stock issued by us to the selling security holders in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to an exemption provided by Section 4(2) thereof and/or Regulation D under the Securities Act. In connection with this transaction, we agreed to register the shares of common stock offered under this prospectus under the Securities Act.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered hereby will be passed on for us by Munsch Hardt Kopf & Harr, P.C., Dallas, Texas.

                   ------------------------------------------

                                1,578,400 SHARES

                       DAISYTEK INTERNATIONAL CORPORATION

                                  COMMON STOCK

                                December __, 2001

                    -----------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Registrant in connection with the sale of common stock being registered. The security holders will not bear any portion of such expenses. All the amounts shown are estimates except for the SEC registration fee.

     SEC registration fee .......................................   $ 4,516
     Legal fees and expenses ....................................    15,000
     Blue Sky fees and expenses (including attorneys'
       fees and expenses) .......................................        --
     Accounting fees and expenses ...............................    23,000
     Printing expenses ..........................................     2,000
     Miscellaneous ..............................................     1,000
                                                                    -------
            Total ...............................................   $45,516


ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The Company, a Delaware corporation, is empowered by Section 145 of the Delaware General Corporation Law (the "GCL"), subject to the procedures and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that such person is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
Section 145 of the GCL requires that to the extent a present or former director or officer of the Company has been successful, on the merits or otherwise, in the defense of any action, suit, or proceeding described in Section 145, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Section 145 of the GCL further provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate. In addition, Section 145 provides that indemnification and advancement of expenses provided by, or granted pursuant to, its provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. Section 145 also allows the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under Section 145.

     Article SIXTH of the Company's Certificate of Incorporation, a copy of which is filed as Exhibit 4.1 to this Registration Statement, provides the following:

     "1. To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Article.

     2. The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by the GCL, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced, if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

     3. The rights to indemnification, and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Restated Certificate of Incorporation, the By-laws of the Corporation, any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     4. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

     5. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article, the By-laws or under Section 145 of the GCL or any other provision of law.

     6. The provisions of this Article shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Article is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Article shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

     7. The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Article shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, its independent legal counsel and its stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

     8. Any director or officer of the Corporation serving in any capacity for
(a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (b) any employee benefit plan of the Corporation or any corporation referred to in clause (a) shall be deemed to be doing so at the request of the Corporation.

     9. Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Article may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if no such notice is given, the right to indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought."

     Article NINTH of the Company's Certificate of Incorporation provides the following:

     "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article NINTH by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article NINTH, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the GCL."

     The Company seeks to limit its exposure to liability for indemnification of directors and officers by purchasing directors and officers liability insurance coverage.

     As a result of these provisions, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of the duty of care. Although stockholders may continue to seek injunctive or other equitable relief for an alleged breach of fiduciary duty by a director, stockholders may not have any effective remedy against the challenged conduct if equitable remedies are unavailable.

ITEM 16. EXHIBITS.


EXHIBIT
NUMBER                          DOCUMENT DESCRIPTION
-------                         --------------------

  4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 dated June 26, 1996 (File No. 000-25400)).

  4.1.1       Certificate of Amendment of Amended and Restated
              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.1 to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 dated June 26, 1996 (File No. 000-25400)).

  4.1.2       Certificate of Amendment of Amended and Restated
              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended
              September 30, 1998 dated November 16, 1998 (File No.
              000-25400)).

  4.1.3 Certificate of Designations in respect of the Series A Preferred Stock (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated October 15, 1999 (File No. 000-25400)).

  4.2 Amended and Restated Bylaws of the Company, as amended (incorporated by reference to Exhibit 4.2 to the Company's Form S-8 filed June 12, 2001 (File No. 33-62840)).

  4.3*        Securities Purchase Agreement dated December 19, 2001.

  4.4*        Registration Rights Agreement dated December 19, 2001.

  5.1*        Opinion of Munsch Hardt Kopf & Harr, P.C.

  23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

  23.2*       Consent of Ernst & Young LLP, independent public accountants.

  23.3*       Consent of Arthur Andersen LLP, independent public accountants.

  24.1* Power of Attorney (included on the signature page of this Registration Statement).

----------
*Filed herewith.

ITEM 17. UNDERTAKINGS.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Company hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allen, State of Texas, on December 21, 2001.

                            DAISYTEK INTERNATIONAL CORPORATION

                            By: /s/ RALPH MITCHELL
                                -----------------------------------------------
                                Ralph Mitchell
                                Chief Financial Officer and
                                Executive Vice President - Finance


                                POWER OF ATTORNEY

     The undersigned directors and executive officers of Daisytek International Corporation each hereby constitutes and appoints Ralph Mitchell and James R. Powell, and each of them, with full power to act without the other and with full power of substitution, the undersigned's true and lawful attorneys-in-fact with full power to execute in the undersigned's name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection with the SEC, and hereby ratifies and confirms all that such attorneys-in-fact, or either of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 21, 2001.


                      Signature                                              Title
                      ---------                                              -----

     /s/ JAMES R. POWELL                                    President, Chief Executive Officer and
   -------------------------------------------                             Director
                  James R. Powell                               (Principal Executive Officer)

     /s/ RALPH MITCHELL                                   Chief Financial Officer and Executive Vice
   -------------------------------------------             President - Finance (Principal Financial
                   Ralph Mitchell                                   and Accounting Officer)

     /s/ PETER P.J. VIKANIS                                                Director
   -------------------------------------------
                Peter P.J. Vikanis

     /s/ DALE A. BOOTH                                                     Director
   -------------------------------------------
                   Dale A. Booth

     /s/ JOHN D. KEARNEY                                                   Director
   -------------------------------------------
                  John D. Kearney

     /s/ DANIEL T. OWEN                                                    Director
   -------------------------------------------
                  Daniel T. Owen

    /s/ PETER D. WHARF                                                     Director
   -------------------------------------------
                  Peter D. Wharf

     /s/ NICHOLAS A. GIORDANO                                              Director
   -------------------------------------------
               Nicholas A. Giordano


                                INDEX TO EXHIBITS



EXHIBIT
NUMBER                            DOCUMENT DESCRIPTION
-------                           --------------------
  4.1         Amended and Restated Certificate of Incorporation of the
              Company (incorporated by reference to Exhibit 3.1 to the
              Company's Annual Report on Form 10-K for the fiscal year
              ended March 31, 1996 dated June 26, 1996 (File No.
              000-25400)).

  4.1.1       Certificate of Amendment of Amended and Restated
              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1.1 to the Company's Annual
              Report on Form 10-K for the fiscal year ended March 31, 1996 dated June 26, 1996 (File No. 000-25400)).

  4.1.2       Certificate of Amendment of Amended and Restated
              Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Quarterly
              Report on Form 10-Q for the quarterly period ended
              September 30, 1998 dated November 16, 1998 (File No.
              000-25400)).

  4.1.3       Certificate of Designations in respect of the Series A
              Preferred Stock (incorporated by reference to Exhibit 4 to the Company's Current Report on Form 8-K dated October 15,
              1999 (File No. 000-25400)).

  4.2         Amended and Restated Bylaws of the Company, as amended
              (incorporated by reference to Exhibit 4.2 to the Company's
              Form S-8 filed June 12, 2001 (File No. 33-62840)).

  4.3*        Securities Purchase Agreement dated December 19, 2001.

  4.4*        Registration Rights Agreement dated December 19, 2001.

  5.1*        Opinion of Munsch Hardt Kopf & Harr, P.C.

  23.1 Consent of Munsch Hardt Kopf & Harr, P.C. (included in the opinion filed as Exhibit 5.1 to this Registration
              Statement).

  23.2*       Consent of Ernst & Young LLP, independent public accountants.

  23.3* Consent of Arthur Andersen LLP, independent public accountants.

  24.1* Power of Attorney (included on the signature page of this Registration Statement).

----------
*Filed herewith.